LIST OF OMITTED SCHEDULES TO THE AGREEMENT FOR PURCHASE AND
 SALE OF BUSINESS ASSETS BETWEEN SMC MIDWEST, INC. AND HONORBUILT
      INDUSTRIES, INC., DATED AS OF JUNE 14, 1996

     The Registrant agrees to furnish supplementally a copy of any of the omitted schedules listed below to the Securities and Exchange Commission upon request.

Exhibit A - Tangible Personal Property
Exhibit B - Personal Property Leases
Exhibit C - Owned Real Property
Exhibit D - Lagoon Property
Exhibit E - Schedule of Purchase Prices for Personal Property
Exhibit F - Noncompetition Agreement
Exhibit G - Build Out Premises
Exhibit H - Litigation Schedule